UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 90549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Advaxis, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction.

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On May 13, 2021 and May 17, 2021, Advaxis, Inc. (the “Company”) will deliver a pre-recorded voice message to certain of its stockholders that encourages stockholders to vote “FOR” on the proposals outline in its proxy materials for its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Included herein is a transcript of the voice message.

Voice Message Script

“Hello – This is Ken Berlin, Advaxis’ President, CEO and Interim CFO.

Recently, stockholders of Advaxis were mailed proxy materials for the Annual Stockholders Meeting scheduled to be held on June 3, 2021.

Advaxis’ Board of Directors strongly urges you to vote “For” all proposals, especially proposal 3, the Reverse Stock Split Proposal.

If you already voted “Against” these proposals, please change your vote to “For.” To change your vote, simply vote by telephone, over the internet, or by mail, following the instructions in the proxy material mailed or emailed to you.

If you have any questions or need assistance in voting, please call our proxy solicitor, Morrow Sodali, at 1.877.787.9239 from 10 AM to 9 PM, Eastern Time, Monday through Friday, and one of our proxy agents will assist you.

Thank you for your continued support of Advaxis.”